Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated November 18, 2022, with respect to the consolidated financial statements of MarineMax, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Tampa, Florida

April 27, 2023